UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 19, 2009

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Commission File No. 001-33057

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 19, 2009, Catalyst Pharmaceutical Partners, Inc. (the “Company”) received a staff deficiency letter from The NASDAQ Stock Market notifying the Company that, based on the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, the Company is not in compliance with the minimum stockholders’ equity requirement of $10 million for continued listing on the NASDAQ Global Market as set forth in NASDAQ Listing Rule 5450(b)(1)(A). As of March 31, 2009, the Company’s stockholders’ equity was approximately $7.7 million. This notification has no immediate effect on the Company’s listing on the NASDAQ Global Market or on the trading of the Company’s common stock.

As provided in the rules of The NASDAQ Stock Market, the Company has until June 3, 2009 to provide The NASDAQ Stock Market with a plan to regain compliance with the NASDAQ Global Market continued listing requirements. If The NASDAQ Stock Market accepts the Company’s plan, of which there can be no assurance, The NASDAQ Stock Market may grant the Company up to 105 days from May 19, 2009 to achieve and sustain compliance. If The NASDAQ Stock Market determines that the Company’s plan is not sufficient to achieve and sustain compliance, it will provide written notice that the Company’s common stock will be delisted from the NASDAQ Global Market. At such time, the Company may appeal NASDAQ’s delisting determination to a NASDAQ Listing Qualifications Panel or may apply to list its common stock on the NASDAQ Capital Market. The NASDAQ Capital Market is a continuous trading market that operates in the same manner as the NASDAQ Global Market. All companies whose securities are listed on the NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards. The Company believes that it currently meets all of the requirements for listing on the NASDAQ Capital Market.

The Company intends to submit a plan to The NASDAQ Stock Market on or before June 3, 2009 to maintain its listing on the NASDAQ Global Market.

A copy of the Company’s press release dated May 22, 2009 reporting receipt of the deficiency letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release issued by the Company on May 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Jack Weinstein
Jack Weinstein
Vice President, Treasurer and CFO

Dated: May 22, 2009

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by the Company on May 22, 2009